UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F, Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 22 2022, Outlook Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Streeterville Capital, LLC, a Utah limited liability company (the “Lender”), and, pursuant to the SPA, issued to the Lender an unsecured convertible promissory note with a face amount of $31,820,000 (the “Note”), reflecting an original issue discount of $1,800,000, for gross proceeds of approximately $30 million after deducting the Lender’s transaction costs covered by the Company in connection with the issuance. A portion of the proceeds from the Note will be used to repay in full the remaining outstanding principal and accrued interest of approximately $11.9 million on the Company’s existing convertible promissory note with the Lender, dated November 16, 2021, which will be cancelled in connection with the issuance of the Note. The Company intends to use the remaining proceeds from the issuance of the Note for support of its ONS-5010 development program as well as working capital and other general corporate purposes, which may include repayment of debt. The closing of the transactions contemplated by the SPA and the Note is expected to occur on December 28, 2022.

Securities Purchase Agreement

The SPA contains customary representations, warranties, and covenants of the Company and the Lender and customary closing conditions and other obligations of the parties. As an additional condition to closing, the Company must raise at least $25,000,000 in new equity financing. Until amounts due under the Note are paid in full, the Company has agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) maintain the listing of the Company’s common stock of the Company, $0.01 par value per share (the “Common Stock”), on The Nasdaq Capital Market (“Nasdaq”), (iii) not encumber, mortgage, pledge or grant a security interest in any of its assets, including intellectual property, subject to certain exceptions, (iv) subject to certain exceptions, not issue certain debt securities or certain equity or equity-linked securities with a conversion price that varies with the public trading price of the Common Stock, in each case, without the Lender’s prior consent, and (v) not enter into any agreement that would restrict the Company’s ability to issue Common Stock to the Lender.

Subject to certain exceptions and limitations, the SPA grants the Lender a participation right to acquire, at the Lender’s discretion, up to 10% of the amount of certain debt obligations or convertible securities issued by the Company during the term of the Note.

The foregoing summary of the SPA is qualified in its entirety by reference to the form of SPA, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Note

The Note bears interest at the annual rate of 9.5%, matures on January 1, 2024 (the “Maturity Date”) and is convertible into Common Stock as described below. Beginning on April 1, 2023, the Lender has the right to convert all or any portion of the outstanding balance under the Note into a number of shares of Common Stock obtained by dividing the amount of the Note being converted by the Conversion Price (as defined below). In addition, the Company has the right to convert all or any portion of the outstanding balance under the Note into shares of Common Stock at a conversion price of $2.00 per share if certain conditions have been met at the time of conversion, including if at any time after the six-month anniversary of the closing date, the daily volume-weighted average price of the Common Stock on Nasdaq equals or exceeds $2.50 per share (subject to adjustments for stock splits and stock combinations) for a period of 30 consecutive trading days. Payments may be made by the Company (i) in cash, (ii) in shares of Common Stock, with the number of shares being equal to the portion of the applicable payment amount divided by the Conversion Price, or (iii) a combination of cash and shares of Common Stock. Any payments made by the Company in cash, including prepayments or repayment at maturity, will be subject to an additional fee of 7.5%.

The Note provides that the Company shall not effect any conversion of the Note to the extent that, after giving effect to the conversion, the Lender (together with its affiliates), would beneficially own a number of shares of Common Stock exceeding 4.99% of the number of shares of Common Stock outstanding on such date immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will be increased to 9.99% at such time the Company’s market capitalization is less than $25,000,000.

Absent the required shareholder approval described in the following sentence, the total cumulative number of shares of Common Stock that can be issued to the Lender under the Note and the SPA may not exceed 45,206,312 shares of Common Stock (the “Issuance Cap”). The Company has agreed to seek stockholder approval of the Note and the issuance of shares of Common Stock upon conversion thereunder in excess of the Issuance Cap at its next annual meeting of stockholders. If the Company is unable to obtain such approval, any remaining outstanding balance of the Note after reaching the Issuance Cap must be repaid in cash.

Upon the occurrence of certain events described in the Note, including, among others, the Company’s failure to pay amounts due and payable under the Note, events of insolvency or bankruptcy, failure to observe covenants contained in the SPA and the Note, breaches of representations and warranties in the SPA, and occurrence of certain transactions without the Lender’s consent (each such event, a “Trigger Event”),the Lender shall have the right, subject to certain exceptions, to increase the balance of the Note by 10% for a Major Trigger Event (as defined in the Note) and 5% for a Minor Trigger Event (as defined in the Note). If a Trigger Event is not cured within ten (10) trading days of written notice thereof from the Lender, it will result in an event of default (such event, an “Event of Default”). Following an Event of Default, the Lender may accelerate the Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 22% annually until paid. Under the Note, “Conversion Price” means, prior to a Major Trigger Event, $2.00 per share (subject to adjustment for stock splits and stock combinations), and following a Major Trigger Event, the lesser of (i) $2.00 per share (subject to adjustment for stock splits and stock combinations), and (ii) 90% multiplied by the lowest closing bid price in the three trading days prior to the date on which the conversion notice is delivered.

The foregoing summary of the Note is qualified in its entirety by reference to the form of Note, which is filed herewith as Exhibit 10.2, and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Note was issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 8.01 Other Events.

On December 22, 2022, the Company issued a press release entitled “Outlook Therapeutics Announces Validation of Marketing Authorization Application by the European Medicines Agency for ONS-5010 as a Treatment for Wet AMD.” A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of December 22, 2022, by and between the Company and Streeterville Capital, LLC. *
10.2	Form of Note.
99.1	Press Release dated December 22, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: December 22, 2022	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer